EXECUTION COPY
POWER OF ATTORNEY
TCW Strategic Income Fund, Inc.
The undersigned hereby constitutes and appoints
Michael E. Cahill, Linda D. Barker, Eric Hausner,
George Hawley, Harold H. Henderson, Natalie Maniaci,
Sean Plater, Lazarus N. Sun, Vincent Bencivenga, Scott
Brody, Jon Darrow, Hilary Lord and Lewis Schusterman
and each of them, his or her true and lawful
attorneys-in-fact and agents, each of them with full
power of substitution and resubstitution, for him or
her and in his or her name, place and stead, in any
and all capacities, to sign any or all reports and
forms required under Section 16 of the Securities and
Exchange Act of 1934, as amended, including but not
limited to all Form 3, Form 4 and Form 5 filings, and
to file the same with the Securities and Exchange
Commission ("Commission"), granting unto each of said
attorneys-in-fact and agents full power and authority
to do and perform each and every act and thing
necessary or appropriate to be done with respect to
such reports and forms or any amendments or
supplements thereto in and about the premises, as
fully to all intents and purposes as he or she might
or could do in person, hereby ratifying and confirming
all that any of said attorneys-in-fact and agents or
his or her substitute or substitutes, may lawfully do
or cause to be done by virtue hereof.
This Power of Attorney may be terminated at any time
by the undersigned by written notice to each of the
attorneys-in-fact and the Commission; provided,
however, that such termination shall not affect the
validity of any lawful action done or performed by the
attorneys-in-fact or any of them, pursuant thereto,
prior to the actual receipt of notice by the
attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has executed this
Power of Attorney this 6th day of December, 2011.
/s/ Michael Cahill

TCW0103114.1